                        UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                         SCHEDULE 14A

    Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 9134 (Amendment No.)

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[ ] Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6 (e) (2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to
     240.14a-12

                             BRIDGE BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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BRIDGE BANCORP, INC.
2200 Montauk Highway
Bridgehampton, NY 11932

March 19, 2004

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Bridge Bancorp, Inc. (the “Company”). Our Annual Meeting will be held at the offices of our subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Monday, April 19, 2004 at 10:30 a.m.

        The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that stockholders may have. Also enclosed for your review is our Annual Report which contains detailed information concerning the activities and operating performance of the Company.

        The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of independent auditors for the year ending December 31, 2004. The Board of Directors of the Company unanimously recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of Crowe Chizek and Company LLC as the Company’s independent auditors.

        On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

                                                                                                    Sincerely,

                                                                                                   /s/ Thomas J. Tobin
                                                                                                    Thomas J. Tobin
                                                                                                   President and Chief Executive Officer

BRIDGE BANCORP, INC.
2200 Montauk Highway
Bridgehampton, NY 11932

NOTICE OF ANNUAL MEETING
TO BE HELD APRIL 19, 2004

To the Shareholders of Bridge Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Bridge Bancorp, Inc. (the “Company”) will be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Monday, April 19, 2004, at 10:30 a.m., for the purpose of considering and voting on the following matters:

1.	The election of three directors to Class B of the Company’s Board of Directors, each to hold office for a term of three years until their successors are elected and qualified.

2.	The ratification of the appointment of Crowe Chizek and Company LLC as independent auditors for the Company for the year ending December 31, 2004; and

such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Only those shareholders of record at the close of business on March 1, 2004 shall be entitled to notice of and to vote at the Annual Meeting.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By order of the Board of Directors

Christopher Becker
Executive Vice President and Chief Operating Officer
Corporate Secretary

March 19, 2004
Bridgehampton, New York

THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

BRIDGE BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 19, 2004

SOLICITATION AND VOTING OF PROXIES;

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at The Bridgehampton National Bank (the “Bank”), 2200 Montauk Highway, Bridgehampton, New York 11932, on April 19, 2004 at 10:30 a.m. or any adjournments thereof. The 2003 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2003, accompanies this Proxy Statement.

Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed envelope. Shareholders should indicate their votes in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR election of the nominees specified in this Proxy Statement and FOR the ratification of Crowe Chizek and Company LLC as independent auditors for the Company for the year ending December 31, 2004.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone or facsimile by directors, officers and employees of the Company, without additional compensation therefor.

This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 19, 2004.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company (the “Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 1, 2004 has been fixed by the Board of

Directors as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,161,635 shares. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

BENEFICIAL OWNERSHIP

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) and with the Company regarding such ownership. As of March 1, 2004, no person was known to be the beneficial owner of more than five percent of the Company’s outstanding common stock.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the three nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Crowe Chizek and Company LLC as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked “ABSTAIN.”

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

ITEM 1 - ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight (8) members. The Board is divided into three classes as nearly equal in number as possible (Class A, B, and C). Each year one class of directors is elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify.

The Board of Directors has nominated Messrs. Halsey and Nolan and Ms. Hefter for election as Class B directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of these nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

The following table sets forth certain information, as of March 1, 2004, regarding the Board of Directors and executive officers who are not directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT
                                                                           Shares of Common Stock of the
                            Principal Occupation         Director of the    Company Beneficially Owned
Name and Age                for Past Five Years           Company Since      as of December 31, 2003(1)             Percent

                                                    Nominees for Director

Class B (term expiring in 2007)

Thomas E. Halsey          Owner                               1969                  43,090 (2)                        1.0%
Age 64                    Holly Hill Nursery

Marcia Z. Hefter          Partner                             1988                  20,488 (3)                         0.5
Age 60                    Esseks, Hefter & Angel,
                          Esqs.

Howard H. Nolan           Vice President, Finance             2003                  250                                 -
Age 43                    Gentiva Health Services

                                                  Directors Continuing in Office

Class A (term expiring in 2006)

R. Timothy Maran          Insurance Broker                    1980                  46,109 (4)                         1.1
Age 62                    Maran Corporate
                          Risk Associates, Inc.

Dennis A. Suskind         Retired Partner                     2002                  51,075 (5)                         1.2
Age 61                    Goldman, Sachs & Co.

Class C (term expiring in 2005)

Raymond Wesnofske         Chairperson of the Board            1970                  99,040 (6)                         2.4
Age 66                    of the Company & the
                          Bank

Thomas J. Tobin           President & Chief                   1986                  87,922 (7)                         2.1
Age 59                    Executive Officer of the
                          Company & the Bank

Charles I. Massoud        President and C.E.O.                2002                  440 (8)                             -
Age 59                    Paumanok Vineyards

                                             Executive Officers Who are Not Directors

Christopher Becker        Executive Vice President              -                   27,700 (9)                         0.7
Age 38                    and Chief Operating
                          Officer of the Company
                          and the Bank; Secretary
                          of the Company

Janet T. Verneuille       Senior Vice President and             -                   13,015 (10)                        0.3
Age 43                    Chief Financial Officer of
                          the Company and the
                          Bank; Treasurer of the
                          Company

All 10 Director Nominees, Continuing Directors                                      389,129 (11)                       9.4%
and Executive Officers as a Group

(1)   Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person (or his or her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date.

(2)   Includes options to purchase 800 shares.

(3)   Includes options to purchase 800 shares.

(4)   Includes options to purchase 800 shares.

(5)   Includes options to purchase 400 shares.

(6)   Includes options to purchase 800 shares.

(7)   Includes options to purchase 37,500 shares and 2,880 shares of restricted stock granted to Mr. Tobin under the Equity Incentive
      Plan.

(8)   Includes options to purchase 400 shares.

(9)   Includes options to purchase 17,500 shares and restricted stock of 1,800 shares granted to Mr. Becker under the Company's Equity
      Incentive Plan.

(10)  Includes options to purchase 6,000 shares and restricted stock of 1,080 shares granted to Ms. Verneuille under the Equity Incentive
      Plan.

(11)  Includes options to purchase 65,000 shares and 5,760 shares of restricted stock granted to the named Directors and Executive
      Officers under the Equity Incentive Plan.
COMPENSATION OF DIRECTORS

Directors of the Company are not compensated separately for their services as members of the Board of Directors of the Company. All of the members of the Board of Directors of the Company also serve on the Board of the Bank. As of January 1, 2004, each outside (non-employee) Director receives an annual fee of $5,000 from the Bank. The Chairperson of the Board of Directors receives an additional annual fee of $2,500. The Vice Chairperson of the Board of Directors, and the Chairperson of the Audit Committee, receive an additional annual fee of $2,000. All Directors are compensated $500 for each Board meeting. Directors who are members of the Audit Committee are compensated $400 per meeting attended. Directors who are members of the Asset and Liability Committee and the Classification Committee are compensated $300 per meeting attended. Directors are compensated $150 for all other Committee meetings attended. Beginning in 2002 non-employee Directors were eligible for participation in the equity incentive plan. Each outside director received an option in 2003 to purchase 400 shares of Common Stock at an exercise price of $23.20 per share, which was the fair market value of the stock as of the date of grant.

BOARD MEETINGS AND COMMITTEES

The business of the Boards of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company meets monthly, or more often as may be necessary. The Board of Directors of the Company has two standing Committees: Audit Committee and Compensation Committee. The Board of Directors of the Company met twelve times during 2003. The Board of Directors of the Bank meets monthly or more often as may be necessary. The Board of Directors of the Bank met twelve times during 2003. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2003, including Board and Committee meetings of the Bank in which he or she served.

DIRECTOR NOMINATIONS

The Board of Directors has not established a nominating Committee for the selection of directors to be elected by the shareholders. Nominations of directors to the Board are determined by the full Board of Directors. The Board has determined that, except as to Mr. Tobin, each member of the Board is an "independent director" within the meaning of the corporate governance listing standards that would be applicable to the Company if the Common Stock was quoted on the Nasdaq Stock Market (referred to in this proxy statement as the Nasdaq corporate governance listing standards). Mr. Tobin is not considered independent because he is an executive officer of the Company. The Board believes that it is appropriate to have the input of all directors, rather than a Committee of the Board, with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate and the needs of the Company with respect to Board membership.

The Company does not currently have a charter or written policy with regard to the nomination process (other than for shareholder nominations). The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Board would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

  has the highest personal and professional ethics and integrity and whose values are compatible with the Company's ;
  has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

  is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;
  is familiar with the communities in which the Company operates and/or is actively engaged in community activities;
  is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and
  has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

Director Nolan was appointed to the Board in November, 2003. He was recommended for Board membership by the Chief Executive Officer with the intention that he would qualify as an "Audit Committee Financial Expert" as that term is used in the rules and regulations of the SEC.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY THE SHAREHOLDERS

The Board has adopted procedures for the submission of director nominees by a shareholder. If a determination is made that an additional candidate is needed for the Board of Directors, the Board will consider candidates submitted by a shareholder. Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

  the name and address of the shareholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder's ownership will be required);

  the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder's ownership should be provided);

  a statement of the candidate's business and educational experience;

  such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

  a statement detailing any relationship between the candidate and the Company;

  a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

  detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

  a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in "Advance Notice of Nominations To Be Brought Before An Annual Meeting."

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

  forward the communication to the Director or Directors to whom it is addressed;
  attempt to handle the inquiry directly for example where it is a request for information about the Company or it is a stock-related matter; or
  not forward the communication if it is primarily commercial in nature, relate to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company's website at www.bridgenb.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

THE AUDIT COMMITTEE

The Audit Committee consists of Directors Nolan (chairperson), Halsey and Massoud. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

  retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual consolidated financial statements of the Company;
  in consultation with the independent auditors and the Director of Internal Audit;
  oversee the Company's financial reporting processes;
  reviewing the annual audited consolidated financial statements, quarterly financial statements and the independent auditor's report with management and the independent auditors and recommend inclusion of the annual financial statements in the Company's annual report on Form 10-K;

  maintaining direct lines of communication with the Board of Directors, Company management, internal audit staff and the independent auditors;
  oversee the internal audit staff and reviewing management's administration of the system of internal accounting controls;
  approving all engagements for audit and non-audit services by the independent auditors; and
  reviewing the adequacy of the Audit Committee charter.

The Audit Committee met six times during 2003. The Audit Committee reports to the Board on its activities and findings. The Board of Directors believes that Mr. Nolan qualifies as an "Audit Committee Financial Expert" as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company's website at www.bridgenb.com.

Management has the primary responsibility for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

       As part of its ongoing activities, the Audit Committee has:

  reviewed and discussed with management, and the independent auditors, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003;
  discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and be filed with the SEC. In addition, the Audit Committee selected Crowe Chizek and Company LLC to be the Company's independent auditors for the year ending December 31, 2004, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Committee members:

                                                                                                                    Howard H. Nolan, Chairperson
                                                                                                                    Thomas E. Halsey
                                                                                                                    Charles I. Massoud

THE COMPENSATION COMMITTEE

The Compensation Committee consists of Directors Wesnofske, Chairperson, Hefter and Maran. The Committee met one time in 2003. The Compensation Committee is responsible for recommending to the full Board:

  the compensation of the chief executive officer and executive management;
  reviewing and administering overall compensation policy;
  setting performance measures and goals;
  administering stock-based compensation plans;
  approving benefit programs;
  establishing compensation of the Board of Directors; and
  other matters of personnel policy and practice.

Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General Policy

The Company's executive compensation policy is to provide an incentive for executive officers to achieve corporate goals and to reward executive officers when these goals are met. Central to the concept and design of executive compensation strategy is the paramount importance of long term shareholder interests and the need to align senior management with those interests.

Compensation levels for executive officers are established after consideration of corporate performance measures and executive compensation practices followed by the Company's industry peer group. Also, included in the deliberative process are personal factors such as commitment, leadership, management style, teamwork and community involvement.

The Committee obtains suggestions and advice from the CEO regarding appropriate or desired levels of compensation for executive officers other than the CEO. The Committee has access to all necessary Company financial reports, personnel records and other data. Committee members have regular contact with executive officers and senior management as a result of their service on the Board and other Board Committees, giving members a direct basis upon which to evaluate the individual qualities and capabilities of the officers.

For each of the past three years, the Company retained a nationally recognized compensation consulting firm to analyze the executive officer and senior management compensation levels, by each of the three elements cited below and in total,and the Company's performance. A group of forty comparably sized and similarly profiled financial institutions were used for comparison purposes. This group selected for this comparison needs to be distinguished from the peer group used in the stock performance graph below. The companies included in this group may have changed slightly from year to year due to merger activity within the industry or other relevant factors. The Committee considered the results of this comparison and the consulting firm=s corresponding recommendations in making compensation program recommendations to the Board of Directors.

The objective of the Company's executive officer and senior management compensation structure is to motivate these individuals to put forth maximum effort toward the achievement of specific corporate goals identified during the strategic planning process of the Board and management. To that end, the Board has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned to the financial and stock performance of the Company. Three compensation elements are used in support of the strategy: base salary, short term incentives and long term incentives.

Components of Compensation

Base Salary

Executive officer base salary levels are reviewed annually with appropriate adjustments recommended by the Committee to the full Board. For the 2004 fiscal year the Company increased individual base salaries based upon the consideration of the competitive base salary review, strong Company performance and individual performance. The adjusted base salary levels are reflective of the individual responsibilities, experience and performance, as well as competitive marketplace conditions.

Short Term Incentive Program

The Company ties short term incentive bonuses to financial targets, specifically return on average equity as compared to its peer group and growth in net profit. For the fiscal year ended 2003, the Company returned approximately 22.58% on average equity and approximately 12.7% growth in annual net profit over the prior year, exceeding the goals defined by the Board and management. These performance standards place the Company in the high performance tier, as defined by a prominent industry source, when compared to commercial banks in its peer group.

Long Term Stock Incentive Program

The third and final component of the Company's compensation strategy is the 1996 Equity Incentive Plan, under which executive officers and senior management may be given the opportunity to acquire or increase proprietary interest in the Company through the granting of stock options and/or restricted stock awards. Such stock options and awards offer them the possibility of future value, depending upon the long term appreciation of the Companys common stock and provide the recipients with an incentive to advance the interests of the Company and also encourage them to remain in the employ or service of the Company and its subsidiaries.

Stock options under the Plan may be either so-called incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits. All options under the plan have an exercise price that is not less than the market value of the Company's common stock on the date of the grant. Historically, stock based awards under the Company's plans have either been stock options or shares of restricted stock (which are merely shares of common stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date.) The exercisability of options and the vesting of restricted stock depend upon the executives continuing to render services to the Company. Options have no value unless the Company's stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company's stock.

Restricted stock awards under the plan carry dividend rights from the date of grant. Restricted shares are forfeited if the award holder departs the Company before vesting. Accelerated vesting is permitted under limited circumstances.

The Committee's recommendations on granting options and restricted stock awards are based on the evaluation of both the Company's performance, as measured against growth in earnings per share, and the individual=s accomplishments.

Chief Executive Officer

In assessing appropriate types and amounts of compensation to recommend for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on average stockholders= equity, growth in net income, growth in earnings per share and the Companys performance as compared to peer group institutions. Individual factors include the CEO's implementation of the Company's strategic goals, formation of an effective management team and various personal qualities, including leadership. Based on these facts, the Committee determined his 2004 salary to be $274,000. Under the terms of his employment contract, this becomes his minimum annual salary. For 2003, his annual salary was $259,385 and his bonus was $172,800, and he received grants of stock options and stock awards as disclosed in the Summary Compensation Table.

The foregoing report has been furnished by Committee members:

                                                                                                                    Raymond Wesnofske, Chairperson
                                                                                                                    Marcia Z. Hefter
                                                                                                                    R. Timothy Maran

PERFORMANCE GRAPH

Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the total return for the NASDAQ(R)stock market, United States and for certain bank stocks of financial institutions with an asset size of $250,000,000 to $500,000,000 as reported by SNL Financial L.C. from December 31, 1998 through December 31, 2003. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.

[GRAPHIC OMITTED]
                                                       Period Ending
                              --------------------------------------------------------------------
Index                         12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
--------------------------------------------------------------------------------------------------
Bridge Bancorp, Inc.            100.00       85.42       69.79       80.17      101.85      165.28
NASDAQ - Total US*              100.00      185.95      113.19       89.65       61.67       92.90
SNL $250M-$500M Bank Index      100.00       93.03       89.58      127.27      164.11      237.11

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation and compensatory awards received the last three years by the Chief Executive Officer and each other executive officer of the Bank whose salary and bonus exceeded $100,000 in 2003 (the "Named Executive Officers"). The amount shown reflects bonus earned in the fiscal year but paid in the following year. The officers of the Company are not compensated separately in any way for their services.

SUMMARY COMPENSATION TABLE

                               Annual Compensation                                           Long-Term Compensation

                                                                                       Awards                       Payouts

  Name and Principal        Year       Salary (1)        Bonus           Other       Restricted       Options/        LTIP     All Other
      Position                                                           Annual        Stock            SARs        Payouts     Compen-
                                                                         Compen-       Awards           (3)                    sation (4)
                                                                         sation         (2)           (shares)
  Thomas J. Tobin           2003       $259,385        $172,800            $0         $33,408          4,000           $0       $21,818
  President and Chief       2002       $243,462        $203,200            $0         $27,072          4,000           $0       $21,970
  Executive Officer of      2001       $229,423        $192,000            $0         $23,760          4,000           $0       $22,369
  the Company and
  the Bank

  Christopher Becker        2003       $168,808        $ 94,864            $0         $20,880          2,500           $0       $11,800
  Executive Vice            2002       $153,654        $107,800            $0         $16,920          2,500           $0       $11,910
  President and Chief       2001       $144,615        $101,500            $0         $14,850          2,500           $0       $11,409
  Operating Officer of
  the Company and the
  Bank; Secretary of
  the Company

  Janet T. Verneuille       2003       $124,519        $60,000             $0         $12,528          1,500           $0       $5,735
  Senior Vice               2002       $118,961        $50,625             $0         $10,152          1,500           $0       $3,616
  President and Chief       2001       $107,518        $47,250             $0         $ 8,910          1,500           $0       $2,907
  Financial Officer of
  the Company and the
  Bank; Treasurer of
  the Company
(1)	Includes salary deferred at the election of the Named Executive Officers (such as deferred salary under the Company’s 401(k) Plan).

(2)

Represents the dollar value of restricted shares granted to the Named Executive Officers during 2003. The listed dollar values represent the number of such restricted shares multiplied by the closing market price of the Company’s Common Stock on the date of the grant. Restricted shares granted under the Company’s equity incentive plan carry the same dividend rights as unrestricted shares of Common Stock from the date of the grant. Restricted stock held by the Named Executive Officers at December 31, 2003 were 2,880 shares or $100,800 in market value for Mr. Tobin, 1,800 shares or $63,000 in market value for Mr. Becker and 1,080 shares or $37,800 in market value for Ms. Verneuille. The fair market value of the Company’s common stock on December 31, 2003 was $35.00 per share.

(3)	Represents number of shares subject to options granted to the Named Executive Officers. No options granted to the named executive officers have been accompanied by stock appreciation rights (ASARs@).

(4)

Includes, among other things, any Company contributions on behalf of the Named Executive Officers to the 401(k) Plan; director’s fees paid by the Company; and specified premiums paid by the Company on certain insurance arrangements on behalf of the executive officers. Listed amounts for 2003 include 401(k) Plan contributions by the Company on behalf of the Named Executive Officers Tobin, Becker and Verneuille of $6,001, $5,800 and $5,735, respectively; director’s fees in the amount of $6,000 each for Mr. Tobin and Mr. Becker who serves as corporate secretary to the Board; and the following insurance premiums paid by the Company on behalf of Mr. Tobin: $4,810 in premiums paid on a life insurance policy and $5,007 in premiums paid on a long-term disability policy.

The following table sets forth information concerning stock options granted for 2003 to the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year
                           Number of              % of Total
                           Securities             Options/SARs
                           Underlying              Granted to       Exercise or Base                              Grant Date
                          Options/SARs            Employees in           Price                                      Present
   Name                    Granted                Fiscal Year      (dollars/share)         Expiration Date         Value(1)
---------------------------------------------------------------------------------------------------------------------------
Thomas J. Tobin               4,000                  27.6%              $23.20                  1/15/13             $47,200

Christopher Becker            2,500                  17.2%              $23.20                  1/15/13             $29,500

Janet T. Verneuille           1,500                  10.3%              $23.20                  1/15/13             $17,700

The weighted average, fair value of the options granted during 2003 was $7.50. The fair value of each option was estimated on the date granted using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants during 2003: risk-free interest rate of 3.10%; expected dividend yield of 3.19%; and expected volatility of 44.4%. Options are exercisable immediately.

The following table sets forth information concerning all stock options that were either exercised in 2003 or held at year-end 2003 by the Named Executive Officers.

                Aggregated Option/SAR Exercises in the Last Fiscal Year and Year-End Option/SAR Values
----------------------------------------------------------------------------------------------------------------------------
                                                                                    Number of                  Value of
                                                                                    Securities           Unexercised In-the-
                                                                                    Underlying                  Money
                                                                                   Unexercised             Options/SARs at
                                                                                 Options/SARs at             December 31,
                                                                                 December 31, 2003              2003(1)
                             Shares Acquired on        Shares Acquired on          (Exercisable/             (Exercisable/
Name                         Options Exercised           Value Realized           Unexercisable)            Unexercisable)
----------------------------------------------------------------------------------------------------------------------------
Thomas J. Tobin                    9,000                    $213,278                 37,500/0                 $596,167/0

Christopher Becker                 7,500                    $89,500                  17,500/0                 $251,875/0

Janet T. Verneuille                4,500                    $77,150                   6,000/0                  $79,575/0

(1)     Calculated based on the fair market value of the Company’s Stock on December 31, 2003 ($35.00 per share) minus the exercise price.

Equity Compensation Plan Disclosure. Set forth below is information as of December 31, 2003 regarding compensation plans under which equity securities of the Company are authorized for issuance.

                                    Number of Securities to
                                    be Issued upon Exercise                                          Number of Securities
                                    of Outstanding Options                 Weighted Average        Remaining Available for
             Plan                         and Rights                        Exercise Price           Issuance under Plan
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans                   91,150                              $19.84                      219,956
approved by stockholders

Equity compensation plans
not approved by                                _                                  _                              _
stockholders

           Total                            91,150                              $19.84                      219,956
EMPLOYMENT CONTRACT AND SEVERANCE AGREEMENTS

The Company and the Bank have entered into employment agreements with Messrs. Tobin and Becker and Ms. Verneuille. The employment agreements provide for five year, three year and two year terms of employment, respectively, that extend, at the option of the Company or the Bank, on an annual basis for an additional one year period unless the executive provides written notice of non-renewal. If the Company or the Bank does not extend or the executive terminates, the term of the agreements becomes a fixed four, two or one year term, as the case may be.

Under the employment agreements, the annual salary of the named executive officers is reviewed annually by the Board of Directors or a Committee of the Board of Directors. For 2004, the annual salary for Messrs. Tobin and Becker and Ms. Verneuille has been set at $274,000, $180,000 and $145,000, respectively. In addition to an annual salary, the employment agreements provide for, among other things, participation in stock benefit plans and certain other employee and fringe benefit programs applicable to executive management. The employment agreement for Mr. Tobin provides for the purchase of a special disability income policy and a supplemental retirement income plan policy with pre-retirement death benefits.

Each of the employment agreements provides that the Company, or the Bank, may terminate the covered executive for cause, as described in the agreements, at any time. If either the Company or the Bank terminates an executive's employment other than for cause or a change in control or in the event the executive terminates his/her employment with the Company or the Bank based upon any of the following conditions (collectively, "Event of Termination"): (1) failure to elect or re-elect or appoint or re-appoint the executive to his/her current position; (2) material change in the executive's functions, duties or responsibilities which cause the executive's position to become one of lesser responsibility, importance or scope; (3) relocation of the executive's principal place of employment outside of Southampton, East Hampton, Shelter Island, Southold or Riverhead; (4) reduction in the benefits or perquisites provided to the executive; (5) liquidation or dissolution of the Company or the Bank; or (6) material breach of the agreement by the Company or the Bank, the employment agreements provide that the executive or, in the event of the executive's death, his/her beneficiary, will receive the payments and benefits that would have been provided to him/her under the agreement for the longer of (i) three years in the case of Messrs. Tobin and Becker or two years in the case of Ms. Verneuille or (ii) the remaining term of the relevant agreement.

Under each of the employment agreements, a Change in Control is an event which: (a) is required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended, (b) results in a Change in Control based upon the fact that the acquirer has received all applicable regulatory approvals or (c) results in any of the following: any person becoming the beneficial owner of 30% or more of the Bank's or the Company's voting securities, individuals on the current Board of Directors ceasing to constitute a majority of the Board, a corporate reorganization, merger or similar transaction and the Bank or the Company is not the resulting entity, a proxy solicitation from someone other than current management seeking approval or certain corporate reorganizations, mergers or similar transactions or a successful tender offer for the acquisition of 30% or more of the shares of the Bank or the Company. If: (1) following a Change in Control of the Company or the Bank the executive's employment with the Company or the Bank is involuntarily terminated, (2) within 90 days following the Change in Control, the executive voluntarily terminates his/her employment provided the acquirer is a private investor, group of private investors or private company controlled by a private investor or group, or (3) within three years following a Change in Control, the executive suffers a demotion, loss of title or significant responsibility, reduction in compensation or benefits or relocation of principal employment to an office other than one located in Southampton, East Hampton, Shelter Island, Southold or Riverhead, the executive or, in the event of the executive's death, his/her beneficiary, will receive an amount equal to 3.25, 3.0 or 2.0, as the case may be, times the executive's compensation for the preceding taxable year payable at the executive's election in a lump sum or over 39, 36 or 24 months, respectively, on either a bi-weekly or monthly basis. In addition, the health and welfare benefits received by the executive during his/her employment would be continued for 39, 36 or 24 months, as the case may be, following his/her termination of employment.

Payments pursuant to the employment agreements and other arrangements in the event of a Change in Control may constitute a "parachute payment" for federal income tax purposes and may result in the imposition of an excise tax on the executive. In such a case, the employment agreements provide that the Company or the Bank will pay the executive an amount sufficient to enable the executive to retain the payments and benefits provided to him/her had he/she not been subject to such a tax.

The Company guarantees the payment of compensation and benefits to the executives under the employment agreements with the Bank. The Company and the Bank will reimburse or pay the executive for all reasonable costs and legal fees paid or incurred in connection with any dispute or question of interpretation relating to the employment agreements if the executive is successful on the merits of his/her claim pursuant to a legal judgment, arbitration or settlement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2003,the Company had no "interlocking" relationships in which (1) any executive officer is a member of the board of directors of another entity, one of whose executive officers is a member of Company's Board of Directors, or (2) any executive officer is a member of the Compensation Committee of another entity, one of whose executive officers is a member of the Company's Board of Directors.

RETIREMENT PLANS

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the"Retirement Plan") for eligible employees. All salaried employees at least age 21 who have completed at least six months of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, in an amount equal to 1.50% of the participant's average annual earnings multiplied by creditable service (up to 35 years) plus 1.00% of the participant's average annual earnings multiplied by creditable service (in excess of 35 years) minus .49% of the participant's final average compensation multiplied by creditable service (up to 35 years).

In addition, the Bank has a Supplemental Executive Retirement Plan (the "SERP"), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive Officers. Under the Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Bridgehampton Retirement Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is projected to receive under the Bridgehampton Retirement Plan at normal retirement.

The following table approximates the annual retirement benefits based on average annual earnings for the highest five consecutive years at various levels of compensation and years of service under the Retirement Plan and the SERP. Annual average compensation is based on the average annual earnings for the highest five consecutive years.

  Annual
  Average               20 Years         25 Years          30 Years         35 Years           40 Years
Compensation            Service          Service           Service          Service            Service
--------------------------------------------------------------------------------------------------------
100,000               $  25,691        $  32,114          $  38,537       $   44,959         $   49,959
125,000               $  33,191        $  41,489          $  49,787       $   58,084         $   64,334
150,000               $  40,691        $  50,864          $  61,037       $   71,209         $   78,709
175,000               $  48,191        $  60,239          $  72,287       $   84,334         $   93,084
200,000               $  55,691        $  69,614          $  83,537       $   97,459         $  107,459
250,000               $  70,691        $  88,364          $ 106,037       $  123,709         $  136,209
300,000               $  85,691        $ 107,114          $ 128,537       $  149,959         $  164,959
400,000               $ 115,691        $ 144,614          $ 173,537       $  202,459         $  222,459
450,000               $ 130,691        $ 163,364          $ 196,037       $  228,709         $  251,209
500,000               $ 145,691        $ 182,114          $ 218,537       $  254,959         $  279,959

The following table sets forth the years of credited service and the average annual basic earnings (as defined above) determined as of September 30, 2003 for each of the named Executive Officers.

                                                  Years of Credited Service
                                                                                                  Average
                                                  Years                 Months                Annual Earnings

        Thomas J. Tobin                             18                     2                     $348,481
        Christopher Becker                          15                     7                      211,807
        Janet T. Verneuille                         10                    10                      122,011

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers and related parties, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 2003. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and security, and do not represent more than a normal risk of collection. No such loan was classified by the Bank as of December 31, 2003 as a non-accrual, past due, restructured or potential problem loan.

Outside of normal customer relationships, none of the directors of the Company or their associates currently maintains or has maintained within the past twelve months any significant business relationships or had any related party transaction with the Company or the Bank other than such as arises by virtue of their position or ownership interest in the Company or other than such as arises by virtue of their position with the Bank.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the federal securities laws, the Company's directors, certain of its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to file reports with the SEC on Forms 3, 4 and 5 disclosing beneficial ownership and changes in beneficial ownership of the Common Stock . SEC rules require disclosure in the Company's proxy statement of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. During 2003 all of these filing requirements were satisfied. In making these statements, the Company has relied solely on the written representations of the incumbent directors and officers and copies of the reports which they have filed with the Commission.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Crowe Chizek and Company LLC, Independent Public Accountants ("Crowe Chizek"), were the independent auditors of the Company for the year ended December 31, 2003, and have been selected to serve as auditors for 2004. Representatives of Crowe Chizek are expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Crowe Chizek is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Chizek, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

On June 4, 2002 the Company dismissed Arthur Andersen LLP ("Andersen") as its independent auditors. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the entire Board of Directors based upon such recommendation. During the two years ended December 31, 2001, and from December 31, 2001 through the effective date of the

Andersen termination, there have been no disagreements between the Company and Andersen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused Andersen to make reference to the subject matter of such disagreements in connection with its report.

During the two years ended December 31, 2001, and from December 31, 2001 until the effective date of the Andersen dismissal, Andersen did not advise the Company of any of the following matters:

  That the internal controls necessary for theCompany to develop reliable financial statements did not exist;

  That information had come to Andersen's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

  That there was a need to expand significantly the scope of the audit of the Company, or that information had come to Andersen's attention that if further investigated: (i) may materially impact the fairness or reliability of either a previously-issued audit report or underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) may cause it to be unwilling to rely on management's representation or be associated with the Company's financial statements and that, due to its dismissal, Andersen did not so expand the scope of its audit or conduct such further investigation;

  That information had come to Andersen's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously-issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), or that, due to its dismissal, there were no such unresolved issues as of the date of its dismissal.

In accordance with applicable securities regulations, the Company requested Andersen to furnish a letter stating whether it agreed with the statements contained in the four numbered paragraphs above. Andersen furnished such a letter dated June 6, 2002 stating that it agreed with such statements. A copy of such letter was filed as Exhibit 1 to the Company's Form 8-K filed June 7, 2002.

During the two years ended December 31, 2001, and from December 31, 2001 through engagement of Crowe Chizek as the Company's independent accountant, neither the Company nor anyone on its behalf had consulted Crowe Chizek with respect to any accounting, auditing or financial reporting issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

FEES PAID TO CROWE CHIZEK

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Chizek during 2003 and 2002:

                Audit Fees. The audit fees billed for professional services rendered by Crowe Chizek for the audit of the Company's annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the most recent fiscal year were $59,000. For the 2002 fiscal year, such fees were $46,000.

                 Audit Related Fees. Crowe Chizek did not provide any services to the Company relating to assurance and related services that are reasonably related to the performance of the audit and the review of the financial statements that are not already reported in Audit Fees above during the fiscal years ended December 31, 2003 and 2002.

                Tax Fees. Crowe Chizek did not provide any services to the Company relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2003 and 2002.

                All Other Fees. Crowe Chizek did not provide any other services to the Company during the fiscal years ended December 31, 2003 and 2002.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe Chizek are submitted to the Director of Internal Audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

In order to ratify the selection of Crowe Chizek and Company LLC as independent auditors for the 2004 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than November 19, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for nominations to the Board of Directors to be brought before an annual meeting by a shareholder. In order for a shareholder to properly propose a nominee at the annual meeting, the shareholder must give written notice to the Secretary of the Company not less than fourteen (14) and not more than fifty (50) days before the date fixed for such meeting; provided, however, that in the event that less than twenty-one days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting was mailed. The notice must include the shareholder's name, record address, and number of shares owned, and other specified information regarding the shareholder and the nominee. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly.

Your continued interest in and support of the Company is sincerely appreciated.

AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SANDRA NOVICK, VICE PRESIDENT, 2200 MONTAUK HIGHWAY, P.O. BOX 3005, BRIDGEHAMPTON, NEW YORK 11932, OR CALL (631) 537-1001, EXT. 263.

                                                                                           By Order of the Board of Directors

                                                                                           Christopher Becker
                                                                                           Executive Vice President and Chief Operating Officer
                                                                                           Corporate Secretary

Bridgehampton, New York
March 19, 2004

[X]PLEASE MARK VOTES                                          REVOCABLE PROXY
AS IN THIS EXAMPLE                                          BRIDGE BANCORP, INC.

                                                                                                                                                  With-      For All
    THE PROXY IS SOLICITED ON BEHALF OF                                                     1.  ELECTION OF DIRECTORS (except as          For     hold       Except
THE BOARD OF DIRECTORS OF BRIDGE BANCORP, INC.                                                  marked to the contrary below):            [  ]    [  ]       [   ]
      ANNUAL MEETING OF SHAREHOLDERS
        TO BE HELD APRIL 19, 2004
                                                                                                      Class B (three year term)
The undersigned  hereby appoints Laura Arnold, Mimi Browne and Kerlin                                    Thomas E. Halsey
Morales as Proxies,  each with the power to appoint a substitute,  and hereby                            Marcia Z. Hefter
authorizes them to  represent  and to vote,  as  designated, all the                                     Howard H. Nolan
shares of common stock of Bridge Bancorp, Inc. held of record by the
undersigned on March 1, 2004 at the  Annual  Meeting  of  Shareholders                             THE BOARD OF DIRECTOR RECOMMENDS VOTES "FOR" ALL OF THE NOMINEES.
to be held  April  19,  2004  or any adjournments thereof.
                                                                                                   INSTRUCTION:  To withhold  authority to vote for any individual nominee, mark "For All Except" and write that nominees name in the space provided below.

                                                                                            2.  The ratification of the appointment of Crowe Chizek LLC as independent auditors for the Company for the year ending December 31, 2004; and

                                                                                            3.  OTHER BUSINESS:
                                                                                                In their  discretion,  the Proxies are  authorized  to vote upon such other business as may properly come before the meeting.

                                                                                           This proxy when properly executed will be voted in the manner directed herein by the undersigned  shareholder.  If no direction is made, this proxy will be voted for proposal number 1 and proposal number 2.

Please be sure to sign and date      Date
this Proxy in the box below.

Stockholder sign above          Co-holder (if any) sign above

  Detach above card, sign, date and mail in postage paid envelope provided.
                              BRIDGE BANCORP, INC.

Please sign  exactly as name appears on the stock  certificate.  When shares are held by joint  tenants,  both should sign.  When signing as attorney,  executor, aministrator, trustee  or  guardian,  please  give  full  title as such.  If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH
THE PROXY IN THE ENVELOPE PROVIDED.